SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              RESERVE BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



         Pennsylvania                                       23-3102103
-----------------------------------                      -------------------
     (State of Incorporation                             (IRS Employer
          or Organization)                               Identification No.)


2000 Mt. Troy Road, Pittsburgh, Pennsylvania                     15212
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(Address of Principal Executive Offices)                      (Zip Code)

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
If this form relates to the registration of a class of      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act    securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),     and is effective pursuant to General Instruction A.(d),
please check the following box.|_|                          please check the following box.|X|
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Securities  Act  registration  statement file number to which this form relates:
333-75212

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                         Name of Each Exchange on Which
To be so Registered                         Each Class is to be Registered
-------------------                         ------------------------------
None                                                      N/A


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.10 per share
---------------------------------------
          (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

         The information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of Reserve Bancorp, Inc." in the Prospectus included in Part I of the Registration Statement on Form SB-2 of the registrant, originally filed with the Securities and Exchange Commission on December 14, 2001 (File No. 333-75212), is incorporated by reference in response to this Item 1. Information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of Reserve Bancorp, Inc." contained in a prospectus relating to SEC File No. 333-75212 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.


Item 2.  Exhibits

3(i)     Articles of Incorporation of Reserve Bancorp, Inc.*

3(ii)    Bylaws of Reserve Bancorp, Inc.*

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*    Incorporated   herein  by  reference  to  Exhibits  3(i)   (Certificate  of
     Incorporation) and 3(ii) (Bylaws) to the Registration Statement of Reserve Bancorp, Inc. (Registration No. 333-75212), originally filed with the Securities and Exchange Commission on December 14, 2001.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     RESERVE BANCORP, INC.


Date: March 18, 2002                                 By:  /s/Richard A. Sinewe
                                                          ----------------------
                                                          Richard A. Sinewe
                                                          President